UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2010
GTSI Corp.
(Exact name of registrant as specified in its charter)

Incorporated in Delaware	1-34871	54-1248422

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2553 Dulles View Drive, #100 Herndon, Virginia	20171-5219

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 502-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to Form 8-K is being filed to amend information in Items 1.01, 2.03 (by incorporation by reference), 5.02 and 9.01 of GTSI’s original Form 8-K filed on October 25, 2010. In particular, this Amendment No. 1 revises the description under “Amended and Restated Credit Agreement” of Item 1.01 to include GTSI’s restriction with respect to repurchasing GTSI’s common stock. In addition, this Amendment No. 1 revises the disclosure under “Resignation of Chief Executive Officer/Director and Senior Vice President/General Counsel” of Item 5.02 to include a description of the separation agreements with Scott W. Friedlander and Charles E. DeLeon. Item 9.01 was also amended to add the separation agreements with Mr. Friedlander and Mr. DeLeon as exhibits.
Item 1.01 Entry into a Material Definitive Agreement.
Administrative Agreement
GTSI Corp. (“GTSI”) entered into an administrative agreement with the U.S. Small Business Administration (the “SBA”) on October 19, 2010 (the “Agreement”). Pursuant to the Agreement, the SBA lifted the temporary federal contract suspension it imposed on GTSI on October 1, 2010. As a result, GTSI may, subject to the Agreement, resume full business with most of its existing clients and pursue new contracts with the federal government.
Pursuant to the Agreement, GTSI agreed that it will not obtain or attempt to obtain any new federal governmental contracts, subcontracts or any business, which in any capacity, whether directly or indirectly is intended to benefit small businesses, including task orders and options on existing contracts. This includes benefits in circumstances involving small businesses serving as prime contractors and joint ventures with small businesses. GTSI will also discontinue participating in the SBA’s mentor-protégé program. GTSI further agreed to retain an SBA-approved monitor to regularly report to the SBA on GTSI’s compliance with the Agreement and applicable government contracting laws and regulations (the “Monitor”). The term of the Agreement commenced on October 19, 2010 and will terminate on the earlier of a) October 19, 2013, b) the 90th day after the SBA’s Office of Inspector General’s notification of the completion of its continuing investigation of GTSI, or c) the notification date of any proposed debarment of GTSI by the SBA.
In connection with the Agreement, GTSI accepted the voluntary resignations of Scott Friedlander as Chief Executive Officer, President and Director, and Charles DeLeon as a Senior Vice President and General Counsel, both effective as of October 26, 2010. GTSI also agreed to suspend three other employees for the term of the Agreement. GTSI committed to adopt, implement and maintain a self-governance program that includes a business ethics program that covers all employees. As part of the business ethics program, GTSI will create a position and designate an employee as GTSI’s Ethics Officer, who will be responsible for managing all aspects of the business ethics program. At least once each calendar year, GTSI will conduct an internal audit of its business practices, procedures, policies and internal controls for compliance with the Agreement, GTSI’s Code of Business Ethics and the special requirements regarding government contracting and report the results of such audit to the SBA and the Monitor.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1.
GTSI issued a press release announcing that the SBA has lifted the temporary suspension. A copy of the press release, dated October 19, 2010, is attached hereto as Exhibit 99.1.
Amended and Restated Credit Agreement
GTSI Corp. entered into an Amended and Restated Credit Agreement, dated as of October 19, 2010, with Castle Pines Capital LLC (“CPC”) and Wells Fargo Capital Finance, LLC, formerly known as Wells Fargo Foothill, LLC (the “Amended and Restated Agreement”).
The Amended and Restated Agreement amends and restates the Company’s Credit Agreement, effective as of May 27, 2009 (the “Original Credit Agreement”), as amended, by and among GTSI, CPC and Wells Fargo Foothill, LLC. For a discussion of the Original Credit Agreement and the First Amendment to the Original Credit Agreement, also effective as of May 27, 2009, see GTSI’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2009, which report is hereby incorporated by reference into this Item 1.01. For a discussion of the Second and Third Amendments to the Original Credit Agreement, see GTSI’s Form 8-K filed with the SEC on September 21, 2010, which report is also hereby incorporated by reference into this Item 1.01.
The Amended and Restated Agreement incorporates the First, Second and Third Amendments to the Original Credit Agreement. The Amended and Restated Agreement also reduced the total facility limit from an aggregate principal amount of $135 million to an aggregate principal amount of $100 million. Further, the Amended and Restated Agreement reduced the aggregate revolving loan facility limit from $60 million to $45 million. In addition, the Amended and Restated Agreement no longer allows GTSI to repurchase any of its common stock. Other than as noted above, there were no other material changes made to the Original Credit Agreement, as amended.
The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Agreement, a copy of which is filed herewith as Exhibit 10.2.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information above under “Amended and Restated Credit Agreement” in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer/Director and Senior Vice President/General Counsel
Effective October 26, 2010 (the “Effective Date”), Scott W. Friedlander voluntarily resigned as Chief Executive Officer, President and a Director of GTSI and Charles E. DeLeon voluntarily resigned as a Senior Vice President and General Counsel of GTSI.
GTSI entered into a separation agreement with Mr. Friedlander providing for his resignation as Chief Executive Officer, President and a Director. The separation agreement between GTSI and Mr. Friedlander provides that 1) GTSI will pay Mr. Friedlander on a bi-weekly basis his ending salary rate of $400,000 per year for a period of twelve months beginning as of the Effective Date, subject to acceleration upon a change of control, 2) GTSI will pay Mr. Friedlander a one-time severance payment of $450,000, 3) for a period of up to 18 months following the Effective Date, GTSI will reimburse Mr. Friedlander for COBRA expenses, 4) for a period of up to 12 months following the Effective Date, GTSI will continue to provide Mr. Friedlander with continued participation in GTSI’s long term care plan, and 5) the exercise period of Mr. Friedlander’s unexercised options to purchase GTSI common stock as of the Effective Date shall be extended to the maximum exercise period permitted by GTSI’s applicable equity compensation plan(s).
Mr. Friedlander has provided GTSI and GTSI’s affiliates with a general release of all claims he has or may have against GTSI and GTSI’s affiliates arising out of or relating to Mr. Friedlander’s business and/or employment relationship with GTSI. GTSI has also provided Mr. Friedlander with a reciprocal general release and continued indemnification. The separation agreement also prohibits Mr. Friedlander from 1) disclosing or using any confidential information, 2) soliciting GTSI employees for a period of 12 months following the Effective Date, and 3) competing with GTSI for a period of 12 months following the Effective Date.
GTSI also entered into a separation agreement with Mr. DeLeon providing for his resignation as a Senior Vice President and General Counsel. The separation agreement between GTSI and Mr. DeLeon provides that 1) GTSI will pay Mr. DeLeon on a bi-weekly basis his ending six-month salary rate of $130,000 for a period of six months beginning as of the Effective Date, subject to acceleration upon a change of control, 2) GTSI will pay Mr. DeLeon a one-time severance payment of $130,000, 3) for a period of up to 18 months following the Effective Date, GTSI will reimburse Mr. DeLeon for COBRA expenses, 4) for a period of up to 12 months following the Effective Date, GTSI will continue to provide Mr. DeLeon with continued participation in GTSI’s long term care plan, and 5) the exercise period of Mr. DeLeon’s unexercised options to purchase GTSI common stock as of the Effective Date shall be extended to the maximum exercise period permitted by GTSI’s applicable equity compensation plan(s).
Mr. DeLeon has provided GTSI and GTSI’s affiliates with a general release of all claims he has or may have against GTSI and GTSI’s affiliates arising out of or relating to Mr. DeLeon’s business and/or employment relationship with GTSI. GTSI has also provided Mr. DeLeon with a reciprocal general release and continued indemnification. The separation agreement also prohibits Mr. DeLeon from 1) disclosing or using any confidential information, 2) soliciting GTSI employees for a period of 12 months following the Effective Date, and 3) competing with GTSI for a period of 12 months following the Effective Date.

The foregoing descriptions of the separation agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the separation agreements, copies of which are filed herewith as Exhibits 10.3 and 10.4.
Appointment of Acting Co-Chief Executive Officers
In connection with Mr. Friedlander’s voluntary resignation, GTSI’s Board of Directors (the “Board”) appointed Sandra Gillespie, age 49, and Peter Whitfield, age 51, to serve on an interim basis as acting Co-Chief Executive Officers, effective October 26, 2010. Ms. Gillespie is a Senior Vice President of GTSI and Peter Whitfield is a Senior Vice President and Chief Financial Officer of GTSI, both of whom continue to hold these positions. Ms. Gillespie and Mr. Whitfield will serve as acting Co-Chief Executive Officers until a permanent replacement for Mr. Friedlander has been appointed. The Board does not currently intend to modify the employment contracts or compensation elements for the interim Co-Chief Executive Officers. The Board anticipates that it will conduct a search for a new Chief Executive Officer in the coming weeks.
Mr. Whitfield joined the Company in March of 2007 as Division Vice President, Internal Audit and Process. He was promoted to Vice President, Financial Planning, Analysis and Internal Audit in June of 2008. In September of 2008, he was appointed Vice President and Interim Chief Financial Officer and in October of 2008, he was promoted to Senior Vice President and Chief Financial Officer. From October 2003 to June 2004, he served as a consultant for Worldcom, Inc. From June to September 2004, he served as Senior Director of Procurement for Inphonic, Inc., then from September 2004 until May 2005, he served as Vice President of Fulfillment and from May 2005 until July 2006, he served as Sr. Vice President of Operations. From August 2006 until March 2007, he served as a Financial Consultant for GTSI.
Ms. Gillespie joined GTSI as Vice President and General Manager for Professional Services and Business Capture in October 2009 and was promoted to Senior Vice President, with all revenue and sales operations added to her portfolio in April 2010. Ms. Gillespie held various executive leadership positions at Raytheon, Lockheed Martin and DynCorp, where she was responsible for leading change, identifying opportunities, building organizations and delivering results in the information technology, logistics, mission system integration and professional services industry. Before joining GTSI, Ms. Gillespie held the title of Vice President & General Manger Mission Systems and Homeland Security Solutions at Raytheon Technical Services from October 2008 until October 2009. Prior to this position she served as the Vice President of Product Support Solutions for Raytheon from June 2007 as well as ultimately the Vice President Enterprise and Applications Solutions — Information and Knowledge Solutions with Lockheed Martin joining in June 2001. Ms. Gillespie holds a BS in computer science as well as a Master of Business Administration from Jacksonville State University, Jacksonville, AL.
Ms. Gillespie has no familial relationship with any director, executive officer, or person nominated or chosen by GTSI to become a director or executive officer. In addition, there are no known related party transactions involving Ms. Gillespie and GTSI, or any other related party.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Administrative Agreement between GTSI and the SBA dated as of October 19, 2010*

10.2	Amended and Restated Credit Agreement dated as of October 19, 2010 among GTSI Corp., Castle Pines Capital LLC and Wells Fargo Capital Finance, LLC*

10.3	Separation Agreement and General Release between GTSI and Scott Friedlander dated as of October 26, 2010

10.4	Separation Agreement and General Release between GTSI and Charles DeLeon dated as of October 26, 2010

99.1	Press release dated October 19, 2010*

*	Previously filed as an exhibit to GTSI’s Form 8-K filed with the SEC on October 25, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.
By:	/s/ Peter Whitfield
Peter Whitfield,
Acting Co-CEO, Sr. Vice President & CFO
Date: October 29, 2010